Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

18 U.S.C. Certification of Richard A. Mansfield Vice President, Chief Financial Officer of Duckwall-ALCO Stores, Inc.

I, Richard A. Mansfield, Vice President, Chief Financial Officer of Duckwall-ALCO Stores, Inc., hereby certify, in accordance with 18 U.S.C. ss 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)	The Quarterly Report on Form 10-Q for the quarter ended November 2, 2003, which accompanies this certification, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)	The information contained the Quarterly Report on Form 10-Q for the quarter ended November 2, 2003, which accompanies this certification, fairly presents, in all material respects, the financial condition and results of operation of Duckwall-ALCO Stores, Inc.

A signed original of this written statement required by Section 906 has been provided to Duckwall-ALCO Stores, Inc. and will be retained by Duckwall-ALCO Stores, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: December 5, 2003

By:	/s/ Richard A. Mansfield Richard A. Mansfield Vice President, Chief Financial Officer